As filed with the Securities and Exchange Commission on May 16, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0196707
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300 Houston, Texas	77077
(Address of Principal Executive Offices)	(Zip Code)

Harvest Natural Resources 2010 Long Term Incentive Plan

(Full title of the plan)

Keith L. Head

Vice President and General Counsel

Harvest Natural Resources, Inc.

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Name and address of agent for service)

(281) 899-5700

(Telephone number, including area code, of agent for service)

With a copy to:

Fulbright & Jaworski LLP

2200 Ross Avenue, Suite 2800

Dallas, Texas 75201-2784

(214) 855-8000

Attention: Harva R. Dockery

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☑	Non-accelerated filer ☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, par value $0.01 per share	1,025,000 shares (2)	$4.73	$4,848,250	$625

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock as reported by the New York Stock Exchange on May 13, 2014.

(2)	Each share of common stock is accompanied by rights to purchase Series B Preferred Stock, par value $.01 per share, pursuant to the Third Amended and Restated Rights Agreement, dated as of August 23, 2007, as amended, between the registrant and Wells Fargo Bank, N.A., as rights agent. Also includes an indeterminable number of shares of common stock issuable as a result of the anti-dilution provisions of the Harvest Natural Resources 2010 Long Term Incentive Plan (the “Plan”).

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is filed by Harvest Natural Resources, Inc. (the “Company”) to register an additional 1,025,000 shares of Common Stock that may be issued under the Harvest Natural Resources 2010 Long Term Incentive Plan (the “Plan”).

These shares are in addition to the 1,700,000 shares of Common Stock that may be issued under the Plan pursuant to the Company’s registration statements on Form S-8 (Registration No. 333-167887), filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2010 (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

There are 2,725,000 shares of Common Stock reserved for issuance under the Plan, of which 1,700,000 shares are registered under the Prior Registration Statement and 1,025,000 shares are registered under this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which have been previously filed with the Commission, are incorporated by reference into this Registration Statement:

(i)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

(ii)	Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013;

(iii)	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014;

(iv)	the Company’s Current Report on Form 8-K dated January 28, 2014;

(v)	the Company’s Current Report on Form 8-K dated February 4, 2014;

(vi)	the Company’s Current Report on Form 8-K dated March 17, 2014;

(vii)	the Company’s Current Report on Form 8-K dated March 27, 2014;

(viii)	the Company’s Current Report on Form 8-K dated April 4, 2014;

(ix)	the Company’s Current Report on Form 8-K dated April 8, 2014;

(x)	the Company’s Current Report on Form 8-K dated May 7, 2014;

(xi)	the description of the Company’s common stock, $0.01 par value per share, contained in the Company’s Form 8-A registration statement filed April 9, 1997, and the preferred share purchase rights attached thereto as described in the Company’s Form 8-A registration statement filed on October 23, 2007, as amended on November 12, 2010 and February 1, 2013, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and any subsequent amendments thereto; and

(xii)	all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Keith L. Head, Vice President and General Counsel of the Company, is eligible to participate in the Harvest Natural Resources 2010 Long Term Incentive Plan. Mr. Head currently holds 49,293 shares of the Company’s Common Stock and options to purchase 198,500 shares of the Company’s Common Stock.

ITEM 8	EXHIBITS.

Exhibit No.		Description

4.1	—	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on November 9, 2010, File No. 1-10762).

4.2	—	Restated Bylaws as of May 17, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on May 23, 2007, File No. 1-10762).

4.3	—	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on March 17, 2008, File No. 1-10762).

4.4	—	Certificate of Designation, Rights and Preferences of the Series B Preferred Stock of Benton Oil and Gas Company, filed May 12, 1995 (incorporated by reference to Exhibit 4.2 to the Company’s Form 10- Q filed on November 9, 2010, File No. 1-10762).

4.5	—	Third Amended and Restated Rights Agreement, dated as of August 23, 2007, between Harvest Natural Resources, Inc. and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 99.3 to the Company’s Form 8-A12G filed on October 23, 2007, File No. 1-10762).

4.6	—	Amendment to Third Amended and Restated Rights Agreement, dated as of October 28, 2010, between Harvest Natural Resources, Inc. and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on October 29, 2010, File No. 1-10762).

4.7	—	Second Amendment to Third Amended and Restated Rights Agreement, dated as of February 1, 2013, between Harvest Natural Resources, Inc. and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on February 4, 2013, File No. 1-10762).

5.1	—	Opinion of Keith L. Head, Vice President and General Counsel of Harvest Natural Resources, Inc., regarding the legality of the securities to be offered hereby.

23.1	—	Consent of UHY LLP.

23.2	—	Consent of PricewaterhouseCoopers LLP.

23.3	—	Consent of PGFA Perales, Pistone & Asociados.

23.4	—	Consent of Ryder Scott Company, L.P.

23.5	—	Consent of Keith L. Head (included in Exhibit 5.1).

24.1	—	Powers of Attorney (included on the signature pages hereto).

99.1	—	Harvest Natural Resources 2010 Long Term Incentive Plan, incorporated by reference to Appendix A of the Company’s Proxy Statement of Schedule 14A filed with the Commission on April 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 16, 2014.

Harvest Natural Resources, Inc.

By:	/s/James A. Edmiston
James A. Edmiston
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Edmiston, Stephen C. Haynes, and Keith L. Head, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 16th day of May, 2014:

Signature	Title

/s/ James A. Edmiston James A. Edmiston	Director, President and Chief Executive Officer (principal executive officer)

/s/ Stephen C. Haynes Stephen C. Haynes	Vice President—Finance, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

/s/ Stephen D. Chesebro Stephen D. Chesebro	Chairman of the Board and Director

/s/ Igor Effimoff Igor Effimoff	Director

/s/ H. H. Hardee H. H. Hardee	Director

/s/ J. Robert E. Irelan Robert E. Irelan	Director

/s/ Patrick M. Murray Patrick M. Murray	Director

/s/ J. Michael Stinson J. Michael Stinson	Director

EXHIBIT INDEX

Exhibit No.		Description

4.1	—	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on November 9, 2010, File No. 1-10762).

4.2	—	Restated Bylaws as of May 17, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on May 23, 2007, File No. 1-10762).

4.3	—	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on March 17, 2008, File No. 1-10762).

4.4	—	Certificate of Designation, Rights and Preferences of the Series B Preferred Stock of Benton Oil and Gas Company, filed May 12, 1995 (incorporated by reference to Exhibit 4.2 to the Company’s Form 10- Q filed on November 9, 2010, File No. 1-10762).

4.5	—	Third Amended and Restated Rights Agreement, dated as of August 23, 2007, between Harvest Natural Resources, Inc. and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 99.3 to the Company’s Form 8-A12G filed on October 23, 2007, File No. 1-10762).

4.6	—	Amendment to Third Amended and Restated Rights Agreement, dated as of October 28, 2010, between Harvest Natural Resources, Inc. and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on October 29, 2010, File No. 1-10762).

4.7	—	Second Amendment to Third Amended and Restated Rights Agreement, dated as of February 1, 2013, between Harvest Natural Resources, Inc. and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on February 4, 2013, File No. 1-10762).

5.1	—	Opinion of Keith L. Head, Vice President and General Counsel of Harvest Natural Resources, Inc., regarding the legality of the securities to be offered hereby.

23.1	—	Consent of UHY LLP.

23.2	—	Consent of PricewaterhouseCoopers LLP.

23.3	—	Consent of PGFA Perales, Pistone & Asociados.

23.4	—	Consent of Ryder Scott Company, L.P.

23.5	—	Consent of Keith L. Head (included in Exhibit 5.1).

24.1	—	Powers of Attorney (included on the signature pages hereto).

99.1	—	Harvest Natural Resources 2010 Long Term Incentive Plan, incorporated by reference to Appendix A of the Company’s Proxy Statement of Schedule 14A filed with the Commission on April 9, 2010.